EXHIBIT j



 McGLADREY & PULLEN, L.L.P.                                           RSM
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 Certified Public Accountants & Consultants                        international



                        CONSENT OF INDEPENDENT AUDITORS



          We hereby consent to the use of our report dated February 26, 1999, on the financial statments referred to therein, in the Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A, File No. 333-43587 of Pax World Money Market Fund, Inc. as filed with the Securities and Exchange Commission.


          We also consent to the reference to our Firm in each Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the captions "Counsel and Auditors" and "Financial Statements".



                                                      \s\McGladrey & Pullen, LLP


New York, New York
July 13, 1999